UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 23, 2009

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

Randal A. McCoy

Pipeline Data Inc.

4400 North Point Parkway

Alpharetta, GA 30022

(687) 867-6000

(Name, address and telephone number of agent for service)

With copy to:

Sheila G. Corvino, Esq.

Pipeline Data Inc.

4400 Northpoint Parkway

Alpharetta, GA 30022

(687) 867-6000

Fax: 802-867-2468

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2009, we closed the transactions contemplated by the Stock Purchase Agreement between our company and Pipeline Holdings, LLC (“Holdings”), initially signed February 2, 2009, including the purchase of a $15 face amount preferred stock instrument by Holdings. On February 17, 2009, we requested that our transfer agent issue to Holdings 82,854,292 shares of our common stock,  $.001 par value, (“Common Stock”).

On February 20, 2009 we filed a Certificate of Designations and Preferences for a new Series A Convertible Preferred Stock (“Series A Preferred”) and requested that our transfer agent issue to Holdings 5 million shares of Series A Preferred. Upon the effectiveness of amendments to our Certificate of Incorporation to increase our authorized shares of Common Stock to 500 million and our authorized shares of Preferred Stock, par value $0.001, (“Preferred Stock”) to 10 million, the Common Stock and Series A Preferred shall be automatically exchanged for 5 million shares of the Series B Convertible Preferred Stock (“Series B Preferred”). Series B Preferred is a $15 million face amount preferred convertible stock instrument convertible into our Common Stock at 12.2 cents per share with a 16% payment-in-kind (PIK). Total shares outstanding post transaction will be approximately 41 million common and the 5 million Series B Preferred shall be initially convertible into 122,950,820 shares or 68% of our Common Stock subject to adjustments for any stock dividends, splits, combinations and similar events. The foregoing description of the Stock Purchase Agreement does not purport to be a complete summary and is qualified in its entirety by reference to the full text which is attached hereto as Exhibit 10.1. A copy of the Investor Rights Agreement between the parties and contemplated by the transaction is attached hereto as Exhibit 10.2.

As contemplated by the completed transaction, Pipeline Holdings, LLC has also made available to the Company a $15 million acquisition line of credit, maturing September 30, 2012. A copy of the Line of Credit is attached hereto as Exhibit 10.3. No funds have been drawn down from this line of credit and, thus, no direct financial obligation has been created currently.

Jack Rubinstein, Harold Denton, Larry Goldstein, Michael Greenburg, John Reeder and Kevin Weller have resigned from our board of directors effective February 17, 2009. MacAllister Smith resigned as Chief Executive Officer but will remain a director and has been appointed Vice Chairman of our company. Daniel Nenandovic has been appointed Chairman of the Board of Directors. Peter Kight, Randal McCoy and Timothy Agnew have been appointed Members of the Board of Directors. Additionally, Randal McCoy has been appointed Chief Executive Officer. Philip Chait has resigned as Corporate Secretary. General Counsel Sheila Corvino will remain as General Counsel but also has been appointed Corporate Secretary. James Plappert has resigned as Chief Marketing Officer.

As contemplated by the completed transaction, we have entered into a Management Agreement with ComVest Advisors, LLC, as Manager. The agreement contemplates the Manager providing us management services such as: (i) assisting the Company with establishing certain financial, accounting and administrative procedures; (ii) advising the Company with respect to future acquisition and disposition strategy; (iii) assisting the Company in developing tax planning strategies; (iv) providing directors, advisers and observers to the board of directors of the Company as provided by agreement between the parties; (v) assisting the Company in formulating risk management policies; and (vi) providing such other services as may be reasonably requested by the Company and may be agreed to by the Manager. We will pay the Manager a monthly fee equal to the greater of greater of $20,833 or 5% of EBITDA for the corresponding month; a 3% M&A fee of the aggregate enterprise value of any target acquisition candidate that we acquire, or if the we are acquired or any of our assets are sold. We will also reimburse the Manager for all reasonable out-of-pocket costs, fees or expenses incurred. The foregoing description of the Management Agreement does not purport to be a complete summary and is qualified in its entirety by reference to the full text which is attached hereto as Exhibit 10.4.

The information in this Form 8-K is being furnished pursuant to Item 1.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, as the offering was not a public offering.

The information in this Form 8-K is being furnished pursuant to Item 3.02 “Other Events” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.01 Changes in Control of Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The information in this Form 8-K is being furnished pursuant to Item 5.01 “Other Events” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17. 2009, Jack Rubinstein, Harold Denton1,2, Larry Goldstein1,2, Michael Greenburg1,2,3,4, John Reeder1,3,4and Kevin Weller have resigned from our board of directors. MacAllister Smith resigned as Chief Executive Officer but will remain a director and be appointed Vice Chairman of our Company. Daniel Nenandovic has been appointed Chairman of the Board of Directors. Peter Kight, Randal McCoy and Timothy Agnew have been appointed Members of the Board of Directors. Messers Agnew and Nenadovic have been named members of the audit committee and Messers Kight and Nenadovic have been named members of the compensation committee. Additionally, Randal McCoy has been appointed Chief Executive Officer. Philip Chait has resigned as Corporate Secretary. Philip Chait has resigned as Corporate Secretary. General Counsel Sheila Corvino will remain as General Counsel but also has been appointed Corporate Secretary. James Plappert has resigned as Chief Marketing Officer. Resignations are attached hereto as Exhibit 99.

1	Independent Director
2	Member of Audit Committee
3	Member of Compensation Committee
4	Member of Nominating and Governance Committee

The information in this Form 8-K is being furnished pursuant to Item 5.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The proceeds from the financing from Pipeline Holdings, LLC have enabled Pipeline to extinguish an outstanding put right on 9,398,058 shares of Pipeline Data’s Common Stock held by the former shareholders of Charge.com, Inc., which was redeemable for almost $16 million with interest accruing at 18%. This put right has been settled in full for $2 million in cash and the return of the Charge.com name with related domain rights, The 9,398,058 shares of Pipeline Common Stock have been returned to the Company and will be canceled.

The completion of the transactions contemplated by the Stock Purchase Agreement between our company and Holdings was a condition precedent to the effectiveness of restructuring our $37 million, 8% coupon convertible notes due June 29, 2010. These notes have now been restructured to a $42.1 million loan, with a 10% coupon until June 30, 2010 and a 14% coupon until June 30, 2011. The Company has the option to extend the notes for an additional year until June 30, 2012, at its sole discretion. As restructured, all convertible equity features have been removed from the notes and all11.1 million detached full-ratchet warrants have been terminated. Prior to closing of the transaction with Holdings, an Amendment No. 1 to the Securities Purchase Agreement among the more than 75% of the noteholders and our company (“Amendment No. 1”) was executed and held in escrow by lenders’ counsel. All noteholders have agreed to the restructured notes, which such restructuring is effective as of December 31, 2001.

The information in this Form 8-K is being furnished pursuant to Item 8.01 “Other Events” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit Index

10.1	Stock Purchase Agreement dated February 2, 2009 by and between Pipeline Data Inc. and Pipeline Holdings, LLC.
10.2	Investor Rights Agreement dated as of February 2, 2009 by and between Pipeline Data Inc. and Pipeline Holdings, LLC.
10.3	Line of Credit Agreement dated as of February 2, 2009 by and between Pipeline Data Inc. and Pipeline Holdings, LLC.
10.4	Management Agreement dated as of February 2, 2009 by and between Pipeline Data Inc. and ComVest Advisors
99	Board Resignations

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	February 23, 2009	By:	/s/ Randal A. McCoy
		Name:	Randal A. McCoy
		Title:	Chief Executive Officer